UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Explanatory Note

On April 21, 2015, 21st Century Oncology, Inc., a wholly owned subsidiary of 21st Century Oncology Holdings, Inc. (the “Company,” “we,” and “us”) launched an offering of $400 million aggregate principal amount of senior notes due 2023 (the “Offering”).  In connection with the Offering, the Company provided potential investors with certain information about the Company as more fully set forth herein.

Preliminary Estimates for the Three Months Ended March 31, 2015

While complete financial information and operating data is not yet available, based on the information currently available, our management preliminarily estimates that for the three months ended March 31, 2015, our total revenues will be between $265 million and $278 million, compared to revenue for the three months ended March 31, 2014 of $233.4 million. Management preliminarily estimates that for the three months ended March 31, 2015, our Adjusted EBITDA will be between $43.0 million and $45.0 million, compared to $31.4 million for the three months ended March 31, 2014 (in each case, before non-controlling interest). Furthermore, for the last twelve months ended March 31, 2015, management preliminarily estimates our ‘‘Pro Forma’’ Adjusted EBITDA will be between $188.0 million and $190.0 million. ‘‘Pro Forma’’ Adjusted EBITDA for the last twelve months ended March 31, 2015 includes the impact of our acquisitions of Maddock Center for Radiation Oncology (“Maddock”) and Northwest Cancer Clinic, LLC (“NWCC”) and our on-going cost saving initiatives which were introduced in August 2014. Relative to the three months ended March 31, 2014, revenue and Adjusted EBITDA for the three months ended March 31, 2015 increased in part as a result of the benefits of a full quarter impact of the SFRO business, our acquisitions of Maddock and NWCC and our on-going cost saving initiatives which were introduced in August 2014, along with continued strong same market volume growth domestically and internationally. Management preliminarily estimates that for the three months ended March 31, 2015, our total treatments per day in our domestic free standing centers will be between 3,300 and 3,350, compared to 3,048 for the three months ended March 31, 2014. Management preliminarily estimates that for the three months ended March 31, 2015, our international cases will be between 4,400 and 4,500, compared to 4,281 for the three months ended March 31, 2014. In addition, same-market volume in our U.S. domestic segment for the three months ended March 31, 2015 grew at approximately between 3.8% and 4.3%, as compared to the three month ended March 31, 2014. Our international case volume for the three months ended March 31, 2015 is estimated to grow at approximately between 3% and 5% as compared to the three month ended March 31, 2014. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our first quarter are finalized.

EBITDA means earnings from continuing operations before net interest, income taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. Management believes that the presentation of EBITDA and ratios using EBITDA included in this offering memorandum provides useful information to investors regarding our results of operations because they assist in analyzing and benchmarking the performance and value of our business. Although we use EBITDA as a financial measure to assess the performance of our business, the use of EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. EBITDA and the ratios using EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP (generally accepted accounting principles) as a measure of performance or cash flows from operating activities in accordance with GAAP as a measure of liquidity.

Adjusted EBITDA means EBITDA (as defined above), adjusted to exclude items which are not considered by management to be indicative of our underlying results. Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, early extinguishment of debt, fair value adjustment of earn-out liability, impairment loss, foreign currency derivative contract loss, management fees paid to our sponsors, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, expenses associated with the provision for income taxes, costs associated with tradename and branding initiatives, expenses associated with idle/closed radiation therapy treatment facilities, loss on sale of assets of a radiation treatment center, gain on fair value adjustment of previously held equity investment, loss on investments, costs associated with the restructuring of certain physician groups’ compensation agreements, debt restructuring costs, loss on sale leaseback transaction and non-cash OnCure Holdings, Inc. (“OnCure”) closing balance sheet adjustments.

‘‘Pro Forma’’ Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to one of our sponsors, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro forma full period effect of acquisition EBITDA.

We believe EBITDA, Adjusted EBITDA and ‘‘Pro Forma’’ Adjusted EBITDA provide useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. EBITDA, Adjusted EBITDA and ‘‘Pro Forma’’ Adjusted EBITDA eliminate the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. EBITDA, Adjusted EBITDA and ‘‘Pro Forma’’ Adjusted EBITDA are also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

EBITDA, Adjusted EBITDA and ‘‘Pro Forma’’ Adjusted EBITDA are not intended as a substitute for net income (loss) attributable to the Company shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, EBITDA, Adjusted EBITDA and ‘‘Pro Forma’’ Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

The estimates above represent the most current information available to management. We have provided a range for the preliminary results described above primarily because our financial closing procedures for the three months ended March 31, 2015 are not yet complete. As a result, there is a possibility that our final results will materially vary from these preliminary estimates. We currently expect that our final results will be within the ranges described above. It is possible, however, that our final results will not be within the ranges we currently estimate and that such final results may differ from the foregoing estimate by a material amount. The estimates for the three months ended March 31, 2015 are forward-looking statements and are not necessarily indicative of any future period. Such results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and reviewed by our auditors.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, our management and has not been reviewed or audited by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this preliminary data.

Recent Strategic Developments

On January 2, 2015, we entered into a joint venture with NWCC, pursuant to which we acquired an 80% interest in a radiation oncology practice in the Tri-Cities Market of Washington State (the ‘‘NWCC Acquisition’’). On January 6, 2015, we acquired via one of our joint ventures Maddock (the ‘‘Maddock Acquisition’’), which is a single radiation oncology center located in Warwick, Rhode Island. This tuck-in acquisition expands our footprint in this market providing another radiation oncology location near our joint venture partner hospital and other locations. The NWCC Acquisition gives us a key foothold in one of the fastest growing metro-areas in the country with an opportunity to recruit key partners and develop an integrated cancer care (“ICC”) network model. In addition, the Maddock Acquisition represents an opportunity for growth through support from our two hospital partners (Charter Care and Care New England) and the potential to reduce costs and build scale in the region. Both acquisitions increase the number of our radiation therapy treatment centers by two and added three radiation oncology physicians. We believe that the NWCC Acquisition and Maddock Acquisition together will contribute approximately $6.8 million to our ‘‘Pro Forma’’ Adjusted EBITDA for 2014. In addition, in 2015, we entered into a number of new hospital partnerships, including University of Florida, UCLA Jackson South, Lourdes Health System and Good Samaritan.

Concurrent Financings

New Credit Facilities

In connection with the Offering, we intend to enter into a new five-year revolving credit facility providing for up to $125.0 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the ‘‘New Revolving Credit Facility’’) and a new seven-year first lien term loan facility with proceeds of $570.0 million (the ‘‘New Term Loan’’ and, together with the New Revolving Credit Facility, the ‘‘New Credit Facilities’’). We expect that the New Credit Facilities will contain affirmative and negative covenants customary for this type of financing. The completion of the Offering is conditioned upon our entering into the New Credit Facilities on the terms described herein, and our entry into the New Revolving Credit Facility is conditioned upon receiving proceeds from the New Term Loan and certain other financings of at least $570.0 million or otherwise refinancing our existing term loan facility, the OnCure Notes and our senior secured second lien notes in full. There are no assurances that the closing of the New Credit Facilities will occur on these terms or at all.

Offer to Purchase and Consent Solicitation

Substantially concurrently with the Offering, OnCure, a subsidiary of 21st Century Oncology, Inc., is offering to purchase and seeking consents (the ‘‘OnCure Tender Offer and Consent’’) from the holders of its $82.5 million aggregate principal amount outstanding 11 3/4% Senior Secured Notes due 2017 (the ‘‘OnCure Notes’’) to acquire all of the outstanding OnCure Notes and eliminate substantially all restrictive covenants and certain events of default applicable to the OnCure Notes contained in the indenture relating to such notes and to amend the escrow agreement related to the OnCure Notes. The closing of the OnCure Tender Offer and Consent is conditioned upon our consummation of financing transactions that yield proceeds to us of at least $660.0 million, and the closing of the Offering is conditioned upon OnCure obtaining the requisite consents in connection with the OnCure Tender Offer and Consent.

Repayment of Existing Term Loan and Redemption of Existing Notes

We intend to use the proceeds of the Offering, borrowings under our New Credit Facilities and cash on hand, in part, to repay our $90.0 million term loan facility (the ‘‘Existing Term Loan’’) and to redeem our $380.1 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2017 (the ‘‘Senior Subordinated Notes’’) and our $350.0 million aggregate principal amount of 8 7/8% Senior Secured Second Lien Notes due 2017 (together with the Senior Subordinated Notes and the OnCure Notes, the ‘‘Existing Notes’’).

SFRO Contribution

Substantially concurrently with the Offering, the Company plans to contribute all of its equity interests in South Florida Radiation Oncology, Inc. (“SFRO”) to 21st Century Oncology, Inc. (the ‘‘SFRO Contribution’’) and it is expected that our SFRO holding company will become a guarantor of the notes and the New Credit Facilities.

In addition, we are currently in negotiations with SFRO’s minority equityholders to purchase the remaining 35% interest in SFRO that we do not currently own with a target effective date in the second quarter or third quarter of 2015.

A reconciliation of EBITDA to Adjusted EBITDA and “Pro Forma” Adjusted EBITDA is as follows

	Year Ended December 31,
(dollars in thousands):	2012	2013	2014
Statement of Operations Data
Revenues:
Total revenues	$693,951	$736,516	$1,026,422
Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(154,208)	$(80,214)	$(349,250)
Income tax expense (benefit)	4,545	(20,432)	5,159
Interest expense, net	77,494	86,747	113,279
Depreciation and amortization	64,893	65,195	86,701
EBITDA	(7,276)	51,296	(144,111)
Impairment loss	81,021	—	229,526
Early extinguishment of debt	4,473	—	8,558
Equity initial public offering expenses	—	—	4,905
Gain on the sale of an interest in a joint venture	—	(1,460)	—
Loss on sale leaseback transaction	—	313	135
Fair value adjustment of earn-out liability	1,219	130	1,627
Fair value adjustment of embedded derivative	—	—	837
Loss (gain) on foreign currency derivative contracts	1,165	467	(4)
Net income attributable to noncontrolling interests	3,079	1,966	6,030
Management fees(a)	1,218	1,252	1,285
Non-cash expenses(b)	5,750	4,282	4,175
Sale-lease back adjustments(c)	(985)	(1,339)	(1,403)
Acquisition-related costs(d)	4,040	18,648	12,216
Other expenses(e)	3,810	6,554	9,734
Litigation settlement(f)	3,151	6,822	6,530
Costs associated with the provision for income taxes(g)	736	—	—
Tradename / rebranding initiative(h)	780	1,044	622
Expenses associated with idle / closed treatment facilities(i)	2,623	3,901	3,683
Expenses associated with note-holder negotiations and management of liquidity(j)	—	—	11,861
Adjusted EBITDA	104,804	93,876	156,206
Maddock Acquisition(k)	—	—	1,767
Northwest Cancer Clinic Acquisition(l)	—	—	5,073
Cost savings(m)	—	—	22,281
Pro-forma full period effect of acquisition EBITDA(n)	2,966	26,681	2,300
“Pro Forma” Adjusted EBITDA	$107,770	$120,557	$187,627

(a)                                 Management fees are fees accrued to one of our sponsors, Vestar Capital Partners.

(b)                                 Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c)                                  Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d)                                 Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e)                                  Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement.

(f)                                   Litigation settlement relates to costs associated with the termination of physicians and loss contingency reserves related to the Medicare diagnostic testing matter.

(g)                                  Expenses related to the costs associated with process improvements in the provision for income taxes.

(h)                                 Expenses related to the costs associated with the Company’s tradename and rebranding initiatives.

(i)                                     Expenses associated with idle / closed radiation therapy treatment facilities.

(j)                                    Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

(k)                                 We acquired Maddock on January 6, 2015. The amount of Adjusted EBITDA shown was derived in whole or in part from unaudited financial information provided by the management of Maddock, and the calculation of Adjusted EBITDA may not be comparable to the manner in which our management calculates EBITDA with respect the Company and its consolidated subsidiaries.

(l)                                     On January 2, 2015, we entered into a joint venture with NWCC, pursuant to which we acquired an 80% interest in a radiation oncology practice in the Tri-Cities Market of Washington State. The amount of Adjusted EBITDA shown was derived in whole or in part from unaudited financial information provided by the management of NWCC, and the calculation of Adjusted EBITDA may not be comparable to the manner in which our management calculates EBITDA with respect the Company and its consolidated subsidiaries.

(m)                             These measures include anticipated reduction of physician headcount and salaries ($7.4 million) which we anticipates to be fully realized by December 31, 2015, reduction of non-physician employee headcount and salaries ($7.0 million) and anticipated reduction of certain other expenses, including travel and marketing expenses ($7.9 million).

Based on management’s estimates, we expect that these improvements could result in a run-rate impact of approximately $22 million of additional EBITDA. “Pro Forma” Adjusted EBITDA gives effect to the cost savings outlined above as if they had occurred during the year ended December 31, 2014. No assurance can be given that such cost savings will occur or such results will be achieved. The cost savings described above contain forward-looking statements based on management estimates. There are a variety of factors that impact our operational performance and the assumptions underlying management’s estimates that are difficult to predict, such as pricing environment and competitive landscape changes. The estimated cost savings are based on certain assumptions and our current estimates, but they involve risks, uncertainties, projections and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied. For example, an unexpected event could result in the Company needing to restore a position or service that was part of the pro forma savings. Any cost savings that we realize may differ materially from our estimates.

(n)                                 Represents the aggregate amount of EBITDA of medical practices we acquired and value added services as of December 31, 2012, December 31, 2013 and December 31, 2014, respectively, as if such acquisitions and value added services had occurred on January 1, 2012, January 1, 2013 and January 1, 2014, respectively. For the year ended December 31, 2012, approximately $1.1 million related to the acquisition of a radiation oncology practice located in Sarasota/Manatee counties in Southwest Florida and approximately $1.5 million related to the value added services provided in Asheville, North Carolina. The remaining balances were acquisitions of other medical practices acquired in 2012. For the year ended December 31, 2013, approximately $17.6 million related to our acquisition of OnCure, approximately $6.1 million related to the acquisitions of 5 radiation oncology practices located in Lee/Collier counties in Southwest Florida and approximately $1.9 million related to the value added services provided in Redding, California. The remaining balances were acquisitions of other medical practices acquired in 2013. For the year ended December 31, 2014, approximately $2.3 million relates to the acquisition of SFRO, which we acquired on February 10, 2014.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS

Some of the information set forth in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements contained in this news release, concern, among other things, statements regarding the 21st Century Oncology, Inc. proposed Offering and the Company’s entry into the New Credit Facilities. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, including, but not limited to, reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: April 21, 2015	By:	/s/ Joseph Biscardi
		Name:	Joseph Biscardi
		Title:	Senior Vice President, Assistant Treasurer, Controller and Chief Accounting Officer